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                                                                     EXHIBIT 5.1

                                JANUARY 21, 2000


PETS.COM, INC.
435 BRANNAN STREET
SAN FRANCISCO, CA 94107

        REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-92433)

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-1 (File No. 333-92433) (the "Registration Statement") filed by you, Pets.com, Inc., with the Securities and Exchange Commission on December 9, 1999, and as amended by Amendment No. 1 filed on January 21, 2000, in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares"). As your legal counsel in connection with this transaction, we have examined the proceedings taken and we are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your legal counsel, to be taken prior to the issuance of the Shares, including effectiveness of the Registration Statement, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable. We are admitted to practice law only in the State of California and accordingly, we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware, and the federal securities law of the United States.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting apart thereof, and in any amendment thereto.


                                                   Sincerely,

                                                   VENTURE LAW GROUP
                                                   A Professional Corporation


                                                   /s/ VENTURE LAW GROUP